                                                                   EX-99.B(g)(2)
                               CUSTODY AGREEMENT

                            Wells Fargo Funds Trust
                                  Appendix A

For its custodial services, the Custodian shall receive a fee, with respect to each Fund, except for the International Equity Fund, International Fund, Specialized Health Sciences Fund and the Specialized Technology Fund, of 0.02% of the average daily net assets of each such Fund. The custodial fee for the Gateway Funds, which are listed below with an asterisk, is 0.0% so long as they remain a Gateway Fund. The custodial fee for the International Equity Fund and the International Fund is 0.25%. The custodial fee for the Specialized Health Sciences Fund and Specialized Technology Fund is 0.07%.

          Funds of Wells Fargo Funds Trust Covered by This Agreement

1.  Aggressive Balanced-Equity Fund*
2.  Arizona Tax-Free Fund
3.  California Tax-Free Fund
4.  California Limited Term Tax-Free Fund
5.  California Tax-Free Money Market Fund
6.  California Tax-Free Money Market Trust
7.  Cash Investment Money Market Fund
8.  Colorado Tax-Free Fund
9.  Corporate Bond Fund
10. Disciplined Growth Fund*
11. Diversified Bond Fund*
12. Diversified Equity Fund*
13. Diversified Small Cap Fund*
14. Equity Income Fund*
15. Equity Index Fund
16. Equity Value Fund
17. Government Institutional Money Market Fund
18. Government Money Market Fund
19. Growth Balanced Fund*
20. Growth Equity Fund*
21. Growth Fund
22. Income Fund
23. Income Plus Fund
24. Index Fund*
25. Intermediate Government Income Fund
26. International Fund*
27. International Equity Fund
28. Large Cap Appreciation Fund*
29. Large Company Growth Fund*
30. Limited Term Government Income Fund
31. Mid Cap Growth Fund
32. Minnesota Intermediate Tax-Free Fund
33. Minnesota Money Market Fund
34. Minnesota Tax-Free Fund

35.  Moderate Balanced Fund*
36.  Money Market Fund
37.  Money Market Trust
38.  National Limited Term Tax-Free Fund
39.  National Tax-Free Fund
40.  National Tax-Free Institutional Money Market Fund
41.  National Tax-Free Money Market Fund
42.  National Tax-Free Money Market Trust
43.  Nebraska Tax-Free Fund
44.  Oregon Tax-Free Fund
45.  OTC Growth Fund
46.  Outlook Today Fund
47.  Outlook 2010 Fund
48.  Outlook 2020 Fund
49.  Outlook 2030 Fund
50.  Outlook 2040 Fund
51.  Overland Express Sweep Fund
52.  Positive Return Bond Fund*
53.  Prime Investment Institutional Money Market Fund
54.  Prime Investment Money Market Fund
55.  Small Cap Growth Fund
56.  Small Cap Opportunities Fund
57.  Small Cap Value Fund*
58.  Small Company Growth Fund*
59.  Specialized Health Sciences Fund
60.  Specialized Technology Fund
61.  Stable Income Fund*
62.  Strategic Income Fund*
63.  Treasury Plus Institutional Money Market Fund
64.  Treasury Plus Money Market Fund
65.  Variable Rate Government Fund
66.  WealthBuilder Growth & Income Portfolio
67.  WealthBuilder Growth Balanced Portfolio
68.  WealthBuilder Growth Portfolio
69.  100% Treasury Institutional Money Market Fund
70.  100% Treasury Money Market Fund

Approved by the Board of Trustees: March 26, 1999, as amended: August 19, 1999, October 28, 1999, January 25, 2000, May 9, 2000, July 25, 2000, December
18, 2000, May 8, 2001, and August 7, 2001.

Most recent approval date:  August 7, 2001.

     The Funds listed in this Appendix A were last approved by the parties to this Agreement as of August 7, 2001.

                              WELLS FARGO FUNDS TRUST


                              By:  /s/ C. David Messman
                                 -------------------------------------
                                 C. David Messman
                                 Secretary


                              WELLS FARGO BANK MINNESOTA, N.A.


                              By:  /s/ P. Jay Kiedrowski
                                 --------------------------------------
                                 P. Jay Kiedrowski
                                 Executive Vice President